Exhibit 4.2

Execution Version

SPRINGLEAF FINANCE CORPORATION,

As Issuer
----------

ONEMAIN HOLDINGS, INC.,

As Guarantor

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of

February 22, 2019

----------

WILMINGTON TRUST, NATIONAL ASSOCIATION,

As Trustee

===================================================================

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS
Section 1.01.	Rules of Construction	2
Section 1.02.	Definition of Terms	2
ARTICLE 2
TERMS AND CONDITIONS OF THE NOTES
Section 2.01.	Designation and Principal Amount	5
Section 2.02.	Original Issue of Notes; Further Issuances	5
Section 2.03.	Maturity	6
Section 2.04.	Interest	6
Section 2.05.	Place of Payment	6
Section 2.06.	Form; Denomination	6
Section 2.07.	Depositary	6
ARTICLE 3
REDEMPTION OF THE NOTES
Section 3.01.	Optional Redemption	6
Section 3.02.	Optional Redemption by the Company	7
ARTICLE 4
COVENANTS
Section 4.01.	Covenants	7
ARTICLE 5
NO SINKING FUNDS
Section 5.01.	No Sinking Funds	13
ARTICLE 6
EVENTS OF DEFAULT
Section 6.01.	Events of Default	13

ARTICLE 7
DEFEASANCE; SATISFACTION AND DISCHARGE
Section 7.01.	Defeasance	14
Section 7.02.	Satisfaction and Discharge	14
ARTICLE 8
MODIFICATION AND WAIVER
Section 8.01.	Modification and Waiver	14
ARTICLE 9
GUARANTEES
Section 9.01.	Guarantees	15
ARTICLE 10
MISCELLANEOUS
Section 10.01.	Section Provisions of Base Indenture Not Applicable	15
Section 10.02.	Ratification of Indenture	15
Section 10.03.	Effects of Headings and Table of Contents	15
Section 10.04.	Governing Law; Waiver of Trial by Jury	15
Section 10.05.	Counterparts Originals	16
Section 10.06.	Force Majeure	16
Section 10.07.	U.S.A. Patriot Act	16
Section 10.08.	Notices to the Company and Trustee	16
Section 10.09.	Notices to Holders of Notes; Waiver	16
Section 10.10.	Successors and Assigns	17
Section 10.11.	Separability Clause	17
Section 10.12.	Benefits of Supplemental Indenture	17

SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 22, 2019 (this “Supplemental Indenture”), among Springleaf Finance Corporation, an Indiana corporation (the “Company”), OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.), a Delaware corporation (“OMH”), as a Guarantor, and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), under the base Indenture, dated as of December 3, 2014, among the Company, the Guarantor and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the future issuance of the Company’s Securities to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, Section 15.01 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 15.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.125% Senior Notes due 2024 (the “Initial Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company now wishes to issue Notes in an initial aggregate principal amount of $1,000,000,000;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1
DEFINITIONS
Section 1.01.          Rules of Construction.  Unless the context otherwise requires:
(a)	a term has the meaning assigned to it;
(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)	“or” is not exclusive;
(d)	words in the singular include the plural, and in the plural include the singular;
(e)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(f)	all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
(g)	“including” means including without limitation;
(h)	“will” shall be interpreted to express a command; and
(i)
provisions apply to successive events and transactions; and references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the SEC from time to time.

Section 1.02.          Definition of Terms.  Unless the context otherwise requires:

(a)
a term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture, in which case the definition in this Supplemental Indenture shall govern solely with respect to the Notes;

(b)	a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
(c)	the singular includes the plural and vice versa;
(d)	a reference to a Section or Article is to a Section or Article in this Supplemental Indenture;
(e)	headings are for convenience of reference only and do not affect interpretation;
(f)	the following terms have the meanings given to them in this Section 1.02(f):
“Additional Notes” has the meaning set forth in Section 2.02(b).

“Applicable Premium” means with respect to any Note on any Redemption Date, the excess, if any, as determined by the Company, of:

(a)          the sum of the present values of the remaining scheduled payments of principal and interest on the Note (excluding accrued but unpaid interest to the Redemption Date), through September 15, 2023 (six months prior to the Stated Maturity of the Notes), discounted to the Redemption Date on a semi-annual basis using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)          the principal amount of the Note.

The Company shall calculate the Applicable Premium and the Trustee shall have no responsibility to verify such amount.

“Applicable Procedures” means, with respect to any transfer, exchange, payment, redemption offer, or communication delivered of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, exchange, payment, redemption offer, or communication delivered.

“Base Indenture” has the meaning set forth in the preamble hereto.

“Board of Directors” of any Person means the Board of Directors of such Person, or comparable governing body, or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city where the Corporate Trust Office is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Company and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

“Company” has the meaning set forth in the preamble hereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Government Obligations,” with respect to any Note, means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

“Initial Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Issue Date” means February 22, 2019, the date of original issuance of Notes.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Notes and the Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise and includes any Redemption Date.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture and will vote on all matters as one class, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest thereon to the Redemption Date.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such Note or such installment of principal or premium or interest is due and payable.

“Subsidiary” means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the total voting power of shares of stock or other equity interests having general voting power under ordinary circumstances (without regard to the occurrence of any contingency) and entitled to vote in the election of directors, managers or trustees of such corporation.

“Supplemental Indenture” has the meaning set forth in the preamble hereto.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 15, 2023  (six months prior to the Stated Maturity of the Notes); provided, however, that if the period from the redemption date to September 15, 2023  (six months prior to the Stated Maturity of the Notes) is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning set forth in the preamble hereto.

“Wholly-owned,” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Company and/or one or more wholly-owned Subsidiaries.

ARTICLE 2
TERMS AND CONDITIONS OF THE NOTES

Section 2.01.          Designation and Principal Amount. There is hereby authorized a series of Securities designated the “6.125% Senior Notes due 2024” initially offered in the aggregate principal amount of $1,000,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of such Notes pursuant to Section 3.03 of the Base Indenture.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.  Upon the execution of this Supplemental Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Company, such order signed by an Officer of the Company, without any further action by the Company hereunder.  The Trustee shall authenticate Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company upon delivery by the Company of such Additional Notes together with a Company Order for the authentication and delivery of such Additional Notes.

Section 2.02.          Original Issue of Notes; Further Issuances.

(a)          Notes having an aggregate principal amount of $1,000,000,000 may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order, without any further action by the Company, except as otherwise required by the Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, OMH and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Each Holder of (and Holder of beneficial interests in) any Note, by benefiting from such Note, agrees to be bound by the terms and conditions of this Indenture. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)          The Company may, without notice to or the consent of the Holders of the Notes, issue additional Notes having identical terms and conditions as the Initial Notes, other than with respect to the date of issuance, issue price and first Interest Payment Date, in an unlimited aggregate principal amount (the “Additional Notes”).  Any such Additional Notes will be part of the same series as the Initial Notes and will be treated as one class with such Initial Notes, including, without limitation, for purposes of voting and redemptions; provided, that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number.

Section 2.03.          Maturity.  The Notes will mature on March 15, 2024.

Section 2.04.          Interest. The Notes will bear interest at the rate of 6.125% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date until the principal thereof becomes due and payable, payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2019, to the Person in whose name such Note or any Predecessor Security is registered, at the close of business on the Record Date for such interest installment, which shall be the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal.

Section 2.05.          Place of Payment.  The Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange initially is the Corporate Trust Office of the Trustee.

Section 2.06.          Form; Denomination.

(a)          The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A hereto.

(b)          The Notes shall be issued initially in the form of one or more permanent Global Notes in registered form, without coupons, substantially in the form herein below recited and attached as Exhibit A hereto (each, a “Global Note” and collectively, the “Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided.

The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as provided in Section 3.03 of the Base Indenture.

(c)          The Notes shall be issuable only in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine.

Section 2.07.          Depositary.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.01.          Optional Redemption.

The Notes may be redeemed, in whole or in part, at the option of the Company pursuant to Section 3.02 hereof.  Other than as specifically provided in this ARTICLE 3, any redemption pursuant to this ARTICLE 3 will be made pursuant to the provisions of Article IV of the Base Indenture.

Section 3.02.          Optional Redemption by the Company.

Except as set forth in the next two succeeding paragraphs, the Notes are not subject to redemption prior to the Stated Maturity, and there is no sinking fund for the Notes.

At any time or from time to time prior to September 15, 2023 (six months prior to the Stated Maturity of the Notes), the Company may redeem, at its option, all or part of the Notes  at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest on the Notes, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

In addition, at any time on or after September 15, 2023 (six months prior to the Stated Maturity of the Notes), the Company may redeem, at its option, all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) accrued and unpaid interest on the Notes, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

ARTICLE 4
COVENANTS

Section 4.01.          Covenants.          With respect to the Notes, Article VI of the Base Indenture shall be replaced in its entirety with the following:

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

Section 6.01.          Payments of Notes.

The Company shall promptly pay or cause to be paid the principal or the Redemption Price of, and interest, if any, on, the Notes on the dates, in the amounts and in the manner provided in the Notes and in this Indenture. Principal or the Redemption Price and interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture no later than 10:00 a.m. New York City time, money sufficient to pay all principal or Redemption Price and interest, if any, then due.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, of no interest has been paid, from and including the Issue Date to but excluding the date of payment.

The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal or the Redemption Price at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 6.02.          Paying Agent.

(a)          The Company will maintain in each Place of Payment for the Notes, if any, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange (the “Paying Agent”). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as Paying Agent to receive all presentations and surrenders.

(b)          The Company may also from time to time designate different or additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to the Indenture. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. The Company or any Affiliate thereof may act as Paying Agent.

Section 6.03.          To Hold Payment in Trust.

(a)          If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to any Notes, then, on or before the date on which the principal of and premium, if any, or interest on the Notes by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate will segregate and hold in trust for the benefit of the Holders of the Notes or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Company or any Affiliate thereof, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

(b)          If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest any the Notes, then prior to 10:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on the Notes shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Company will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee), the Company or any other obligor of the Notes will promptly notify the Trustee of such action or any failure to so act.

(c)          If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

(i)
hold all sums held by it for the payment of the principal of and premium, if any, or interest on the Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(ii)	give to the Trustee notice of any Default by the Company or any other obligor upon the Notes in the making of any payment of the principal of and premium, if any, or interest on the Notes;
(iii)	at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent; and
(iv)	acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.
(d)          Anything in this Section 6.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 6.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

(e)          Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Notes and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company upon Company Order along with interest (if any) that has accumulated thereon as a result of such money being invested at the direction of the Company, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 6.04.          Corporate Existence.  Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company will not be required to preserve any such existence, right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Holders.

Section 6.05.          Compliance Certificate.

(a)          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a written statement, which need not comply with Section 18.01, signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture.  For purposes of this Section 6.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)          The Company shall deliver to the Trustee, within ten days after the occurrence thereof written notice of any event which would constitute a Default.

Section 6.06.          SEC Reports.

(a)          The Company, to the extent required pursuant to Section 314(a) of the TIA, shall file with the Trustee, within fifteen days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b)          The Company, to the extent required pursuant to Section 314(a) of the TIA, shall file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations.

(c)          The Company, to the extent required pursuant to Section 314(a) of the TIA, shall transmit to the Holders of the Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Company pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.

(d)          The Company shall notify the Trustee when and as the Notes become admitted to trading on any national securities exchange.

(e)          Delivery of such reports, information and documents to the Trustee pursuant to this Section 6.06 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to certificates).

Section 6.07.          Limitation on Liens.

(a)          The Company shall not at any time, directly or indirectly, create, assume or suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the Issue Date or thereafter acquired, or of or upon any income or profit therefrom, without making effective provision, and the Company covenants that in any such case the Company will make or cause to be made effective provision, whereby the Notes shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and indebtedness to be secured thereby, so long as any such other obligations and indebtedness shall be so secured.

(b)          Nothing in this Section 6.07 shall be construed to prevent the Company or any Subsidiary from creating, assuming or suffering to exist, and the Company or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the Notes as hereinabove provided, any Mortgage of the following character:

(1)          any Mortgage on any properties or assets of the Company or any Subsidiary existing on the Issue Date;

(2)          any Mortgage on any properties or assets of the Company or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this Section 6.07, securing Indebtedness of the Company or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets;

(3)          any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the Company or to a Wholly-owned Subsidiary;

(4)          any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(5)          any purchase money Mortgage on property, real or personal, acquired or constructed by the Company or any Subsidiary after the Issue Date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the Company or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

(6)          refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this Section 6.07 (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(7)          deposits, liens or pledges to enable the Company or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or any Subsidiary is a party, or to secure public or statutory obligations of the Company or any Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(8)          mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(9)          liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;

(10)          liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of the Subsidiary owning the same;

(11)          other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(12)          any Mortgage created by the Company or any Subsidiary in connection with a transaction intended by the Company or such Subsidiary to be one or more sales of properties or assets of the Company or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)          If at any time the Company or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this Section 6.07, to which the covenant in subsection (a) of this Section 6.07 is applicable, the Company shall promptly deliver to the Trustee (1) an Officer’s Certificate stating that the covenant contained in subsection (a) of this Section 6.07 has been complied with, and (2) an Opinion of Counsel to the effect that the covenant contained in subsection (a) of this Section 6.07 has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such Section.

(d)          In the event that the Company shall hereafter secure the Notes equally and ratably with (or prior to) any other obligation or indebtedness pursuant to the provisions of this Section 6.07, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such other actions, if any, as the Company may deem advisable to enable the Trustee to enforce effectively the rights of the Holders of the Notes so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Section 6.08.          Conditional Waiver by Holders of Notes.  Anything in the Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to the Notes if the Company shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article IX) of the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 5
NO SINKING FUNDS

Section 5.01.          No Sinking Funds.  The provisions of Article V of the Base Indenture shall not be applicable to the Notes.

ARTICLE 6
EVENTS OF DEFAULT

Section 6.01.          Events of Default.  With respect to the Notes, Section 8.01 of the Base Indenture shall be replaced in its entirety with the following:

Section 8.01.          Events of Default.

An “Event of Default” wherever used herein, means any one of the following events:

(a)	a default in the payment of any interest payable in respect of any Note, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(b)	a default in the payment of the principal of and any premium on any Note when it becomes due and payable at its Maturity;
(c)	a default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Notes, and continuance of such default or breach for a period of 90 days;
(d)
an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $25,000,000 of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days;

(e)
a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary proceeding under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

(f)
the Company shall have commenced a voluntary proceeding under any Bankruptcy Law, or shall have, consented to the entry, of an order for, relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company, or of all or any substantial part of its property, or shall have made an assignment for the benefit of creditors.

A Default under clause (c) or (d) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.

When a Default under clause (c) or (d) is cured or remedied within the specified period, it ceases to exist.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

ARTICLE 7
DEFEASANCE; SATISFACTION AND DISCHARGE

Section 7.01.          Defeasance.  Legal defeasance of the Notes under Section 13.02 of the Base Indenture and covenant defeasance of the Notes under Section 13.03 of the Base Indenture shall be applicable to the Notes, and the Company may at its option, at any time, with respect to the Notes, elect to have Section 13.02 or Section 13.03 of the Base Indenture be applied to the Outstanding Notes upon compliance with the conditions set forth in Section 13.04 of the Base Indenture. In addition to Section 7.01 of the Base Indenture, Article 4 of this Supplemental Indenture shall be subject to covenant defeasance under Section 13.03 of the Base Indenture.

Section 7.02.          Satisfaction and Discharge.  Satisfaction and discharge of the Indenture under Section 13.09 of the Base Indenture shall be applicable to the Notes.

ARTICLE 8
MODIFICATION AND WAIVER

Section 8.01.          Modification and Waiver.  With respect to the Notes, Section 15.01 of the Base Indenture shall be replaced in its entirety with the following:

Section 15.01          Without Consent of Holders of Notes.

Notwithstanding Section 15.02 of this Indenture, the Company and the Trustee may modify or append this Indenture or the Notes without the consent of any Holder of a Note:

(a)	to evidence that another entity is our successor and has assumed our obligations with respect to the Notes;
(b)	to add to our covenants or to add guarantees of any Person for the benefit of the Holders of the Notes or to surrender any of our rights or powers under this Indenture;
(c)	to add any Events of Default;
(d)
to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any Notes, to modify the provisions relating to Global Notes, or to permit the issuance of Notes in uncertificated form, so long as in any such case the interests of the Holders of Notes are not adversely affected in any material respect;

(e)	to secure the Notes;

(f)	to provide for the appointment of a successor Trustee with respect to the Notes;
(g)
to provide for the discharge of this Indenture with respect to the Notes by the deposit in trust of money, Government Obligations or a combination thereof, in accordance with the provisions of Article XIII;

(h)	to make certain changes to this Indenture to provide for the issuance of Additional Notes;
(i)
to cure any ambiguity, defect or inconsistency in this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture, so long as the action does not adversely affect the interests of the Holders of the Notes in any material respect; or

(j)	to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Company’s prospectus supplement dated February 20, 2019.
ARTICLE 9
GUARANTEES

Section 9.01.          Guarantees. The provisions of Article XVII of the Base Indenture shall be applicable to the Notes.  The Notes shall be guaranteed by OMH as provided in the Base Indenture.

ARTICLE 10
MISCELLANEOUS

Section 10.01.          Section Provisions of Base Indenture Not Applicable. Notwithstanding anything to the contrary in the Indenture, Article V and Article XVI of the Base Indenture shall not apply with respect to the Notes.

    Section 10.02.          Ratification of Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

    Section 10.03.          Effects of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    SECTION 10.04.          GOVERNING LAW; WAIVER OF TRIAL BY JURY.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF SAID STATE.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 10.05.          Counterparts; Originals.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.06.          Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.07.          U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 10.08.          Notices to the Company and Trustee.  Any notice or demand authorized by this Supplemental Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be given, delivered or transmitted by facsimile to:

(a)          the Company, at 601 N.W. Second Street, Evansville, Indiana 47708, Attention:  Treasurer, Facsimile No.: (812) 468-5352 or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b)          the Trustee, at the Corporate Trust Office of the Trustee, at Wilmington Trust, National Association, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Springleaf Finance Corporation Administrator, Facsimile No.: (302) 636-4145.

Any such notice, demand or other document shall be in the English language.

Section 10.09.          Notices to Holders of Notes; Waiver.  Any notice required or permitted to be given to Holders of Notes shall be sufficiently given (unless otherwise herein expressly provided),

(a)          if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register of the Company; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Company shall constitute sufficient notice for every purpose hereunder; or

(b)          if a series of Notes has been issued in global form through DTC as Depositary or through another Depositary, notice may be provided in all cases by delivery of such notice to DTC or such other Depositary, as applicable, pursuant to its then Applicable Procedures or a successor system thereof.

Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so given to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is given in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 10.10.          Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 10.11.          Separability Clause.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.          Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed.

SPRINGLEAF FINANCE CORPORATION, as the Company

By:	/s/David R. Schulz
Name: David R. Schulz
Title: Senior Vice President and Treasurer

ONEMAIN HOLDINGS, INC., as Guarantor
By:	/s/David R. Schulz
Name: David R. Schulz
Title: Senior Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:	/s/W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

Exhibit A

[FORM OF FACE OF SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 85172FAP4
ISIN No. US85172FAP45
Springleaf Finance Corporation
6.125% SENIOR NOTES DUE 2024

No. ___	$_________
As revised by the
Schedule of Increases
or Decreases in Global Security
attached hereto

Interest. Springleaf Finance Corporation, an Indiana corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of ___ million dollars ($_________), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on March 15, 2024 and to pay interest thereon from February 22, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2019 at the rate of 6.125% per annum, until the principal hereof is paid or made available for payment.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be March 1 or September 1, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice thereof having been given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office in U.S. Dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SPRINGLEAF FINANCE CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: ___________	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of December 3, 2014, as supplemented by a Seventh Supplemental Indenture dated February 22, 2019 (as amended, supplemented, or otherwise modified from time to time, herein called the “Indenture”), among the Company, OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.), as a Guarantor (“OMH,” which term includes any successor Person under the Indenture), and Wilmington Trust, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000.  The Initial Notes and Additional Notes shall be treated as a single class of securities for all purposes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The Notes are general obligations of the Issuer. To the extent a provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Optional Redemption.

At any time or from time to time prior to September 15, 2023 (six months prior to the Stated Maturity of the Notes), the Company may redeem, at its option, all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest on the Notes, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

In addition, at any time on or after September 15, 2023 (six months prior to the Stated Maturity of the Notes), the Company may redeem, at its option, all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) accrued and unpaid interest on the Notes, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

For purposes of determining the optional redemption price, the following definitions are applicable:

“Applicable Premium” means with respect to any Note on any Redemption Date, the excess, if any, as determined by the Company, of:

(a)          the sum of the present values of the remaining scheduled payments of principal and interest on the Note (excluding accrued but unpaid interest to the date of redemption), through September 15, 2023 (six months prior to the Stated Maturity of the Notes), discounted to the Redemption Date on a semi-annual basis using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)          the principal amount of the Note.

The Company shall calculate the Applicable Premium and the Trustee shall have no responsibility to verify such amount.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such Note or such installment of principal or premium or interest is due and payable.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to September 15, 2023 (six months prior to the Stated Maturity of the Notes); provided, however, that if the period from the Redemption Date to September 15, 2023 (six months prior to the Stated Maturity of the Notes) is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Notice of any redemption will be given at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Notes to be redeemed; provided that redemption notices may be given more than 60 days prior to a Redemption Date if such notice is given in connection with a Legal Defeasance or a Covenant Defeasance or a satisfaction and discharge pursuant to Article XIII of the Base Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption. If fewer than all of the Outstanding Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the Outstanding Notes not previously called by such method as the Trustee deems fair and appropriate (or in accordance with Applicable Procedures of the Depositary).

Except as set forth above, the Notes will not be redeemable by the Company prior to Maturity and will not be entitled to the benefit of any sinking fund.

Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Supplement, Modification and Waiver. The Indenture and the Notes may be amended, supplemented or modified as provided in the Indenture.

Guarantees.  The Notes shall be guaranteed by OMH as provided in the Indenture.

Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Miscellaneous. The Indenture and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

All terms used in this Note and not defined herein shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee